SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) August 3, 1998
                                  ----------------




                           GENERAL MOTORS CORPORATION
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            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48243-7301
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------

















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ITEM 5. OTHER EVENTS

         On August 3, 1998, General Motors Corporation (GM) issued a news release regarding the announcement of GM's plans to create a fully independent Delphi Automotive Systems. The news release was as follows:


                 GENERAL MOTORS TO CREATE A FULLY INDEPENDENT
                      DELPHI AUTOMOTIVE SYSTEMS DURING 1999

     TROY, Mich. -- General Motors Corporation and its Delphi Automotive Systems jointly announced today that the General Motors Board of Directors has approved in principle proceeding with transactions that would result in Delphi becoming a fully independent, publicly traded company during 1999. Delphi, based in Troy, Mich., is the world's largest and most diversified supplier of automotive components, systems and modules. Delphi's annual revenues in calendar-year 1997 were $31.4 billion and its income totaled $1.2 billion, excluding special charges and restated to reflect the inclusion of Delco Electronics' results.
     The board's approval follows a series of actions to allow Delphi to pursue more strategic growth and competitive initiatives on a stand-alone basis. Those actions began in 1994 with the establishment of Delphi (then called Automotive Components Group Worldwide) as a separate business sector within General Motors, and was followed by periodic internal consideration of the potential benefits to Delphi, GM, and their employees, that could flow from Delphi's full separation from General Motors. GM began publicly disclosing separate financial data for Delphi in March of 1997. Stockholder approval in December of 1997 of the Hughes Transactions paved the way for the integration of Delco Electronics and Delphi, and today's decision by the GM Board of Directors.
     It is currently expected that Delphi would be incorporated and then offer 15-20 percent of its common stock in an initial public offering during the first quarter of 1999. Later in the year, all of the Delphi shares held by GM would be distributed to holders of General Motors $1-2/3 par value common stock through one of the following transactions:
          Asplit-off  transaction  in which  Delphi  shares  would be offered in exchange for GM $1-2/3 par value common stock to those GM stockholders who elected to participate in an exchange offer.

          Aspin-off   transaction  in  which  the  shares  of  Delphi  would  be distributed to GM $1-2/3 par value common stockholders on a pro-rata basis.

          Some combination of the above.

     "Either transaction would create value for holders of GM $1-2/3 par value common stock," said GM Chairman, Chief Executive Officer and President John F. Smith, Jr. GM plans that any distribution of Delphi shares to GM stockholders would be completed on a basis that would be tax-free to GM and its stockholders for U.S. federal income tax purposes. General Motors also plans to structure the separation to enable GM to preserve its current credit ratings, including
General Motors Acceptance Corporation's (GMAC) "Top Tier" commercial paper rating, and to allow Delphi to have an investment-grade credit rating that would be competitive with other major automotive components and systems suppliers.

     "An independent Delphi would become even more competitive than Delphi is today," said J.T. Battenberg III, president, Delphi Automotive Systems, and executive vice president, General Motors. "As an independent company, we would have greater opportunities to leverage our expertise in the integration of automotive systems, and to take advantage of technological innovation, our global sales and manufacturing base, and our significant scale advantages. While General Motors would continue to be an important customer, Delphi's independence would substantially help it attract additional business from automotive companies other than GM."
     Smith said Battenberg would become chairman, chief executive officer and president of Delphi and head an independent leadership team that would manage the new Delphi Automotive Systems Corporation, and a corporate board with independent directors would be established. Delphi would continue to maintain its headquarters in Troy, a suburb of Detroit. The ability of the separate management teams and boards of directors for GM and Delphi to focus on their individual businesses, and the ability of Delphi to use its own stock as currency for business acquisitions and incentive compensation, are among the rationale for and significant benefits expected from a separation.
     "In our October 1997 solicitation statement for the Hughes Transactions, and again in our 1997 10-K annual report, we told stockholders that once the integration of Delco and Delphi was completed and we had demonstrated the competitiveness of the combined operations, we would be able to consider a public offering of Delphi common stock," Smith said. "We're pleased that the integration of Delco and Delphi has progressed more quickly than we had anticipated. That fact, and the findings of a comprehensive study on the benefits of separating Delphi from GM, led to the board decision.
     "In making this historic change we intend to work closely with the leadership of the United Auto Workers (UAW), the International Union of Electrical Workers (IUE), and our other unions, to ensure that Delphi would be the strongest possible competitor in the parts industry," Smith said. "By establishing Delphi as an independent entity, both GM and Delphi will become stronger at an even-faster rate. Over the long term this should benefit all of the workers, as well as the stockholders, of both companies."
     Commenting on Delphi's future labor relations, Battenberg said, "We intend to use this opportunity to engage in high-level dialogue with the leadership of the UAW and our other unions, and to enter a more constructive relationship with the employees of what will be a new Fortune 25 company. The new Delphi will recognize the unions and assume the terms of GM's pre-separation agreements with them. We, of course, will honor the commitments made in last week's settlements at Delphi plants, including the no-sale provisions."

     Major points GM and Delphi will discuss with employees and their union representatives include:
          Delphi's commitment to recognize the unions as representatives of its hourly employees, and Delphi's assumption of the national labor agreements for its hourly employees.

          Pensions,   health-care,   and  other  benefits  of  Delphi's  current
           employees would be continued.

          The retention by Delphi's hourly employees of seniority rights, potential flow-back opportunities, joint programs, and job security.

          Multi-year contractual supply agreements, which will be put in place for Delphi to continue to be an important supplier to GM.

     "I'm sure there will be other topics we will be discussing with the unions. The new process we've jointly begun should help our communication and understanding," Smith said.
     In general, employees working for Delphi, currently numbering approximately 200,000, would become employees of the independent Delphi Automotive Systems, with essentially the same level of compensation and benefits as before the transaction. General Motors would have approximately 400,000 employees following the separation.
     With Delphi's December 1997 addition of Delco Electronics to its operations, Delphi operates 208 wholly owned manufacturing facilities, 46 joint ventures and 27 technical centers in 37 countries. Regional headquarters are located in Paris, Tokyo and Sao Paulo.
     General Motors Corporation, the world's largest manufacturer of automobiles and automotive parts, employs approximately 600,000 people and sells products in 160 countries worldwide. In 1997, General Motors reported revenues of $178 billion, and net income of $6.7 billion. GM would have had 1997 revenues of approximately $172 billion if Delphi had been a separate company throughout that year.
     An initial public offering and either split-off or spin-off of Delphi common stock would be subject to the development of definitive separation terms, further corporate approvals and government actions, including receipt of a favorable Internal Revenue Service ruling that the separation would be tax-free to GM and its stockholders for U.S. federal income tax purposes. No offer of Delphi securities will be made except by means of a prospectus. While an initial public offering of Delphi common stock is planned for the first quarter of 1999 and a full separation later in the year, it should be noted that due to the numerous uncertainties involved in these matters, there can be no assurance that an initial public offering or full separation will be completed as described or within the time periods outlined above.

                                    # # #

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    August 3, 1998
        -----------------
                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)







































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